Exhibit 99.1

BlackRidge Technology Issues Shareholder Letter and Provides Operational Update on 2018 Milestone Achievements and 2019 Strategic Initiatives

Company Completes Transition from R&D to Full Commercialization

Kicks Off 2019 with Introduction of New Identity-Based Cybersecurity Solution for IoT Networks at CES

RENO, Nev. – Jan. 8, 2019 – BlackRidge Technology International Inc. (OTCQB: BRTI), a leading provider of next-generation cyber defense solutions, has released the following letter to its shareholders from Chairman, Chief Executive Officer and President Bob Graham.

Dear Fellow Shareholders:
2018 was an exciting year as we fortified our balance sheet and achieved several operational milestones including our now-complete transition from a research and development company to a fully commercialized operation with new customers and, yes, sales. We believe this critical inflection point will position BlackRidge Technology towards positive cash flow operations in 2019 on the heels of substantial revenue growth from newly signed partners and customers in 2018.
On the operational front, we advanced development of our next-generation cyber security solutions for protecting enterprise and government networks, systems and cloud services with our patented First Packet Authentication technology. In fact, this week at CES 2019, we will be demonstrating the BlackRidge Transport Access Control (TAC) product family and a new BlackRidge TAC Identity (TAC-ID) device. TAC-ID provides identity for authenticating network connections for both new and legacy equipment in factories, hospitals and critical infrastructure architectures, and it supports the secure convergence of operational technology (OT) and information technology (IT) networks.
Here's more about the macro environment that is driving the demand for our disruptive cyber defense solutions.
The World of Cyberthreats: Cybersecurity risks are everywhere and are becoming more intense. The Internet was designed to be open, not to optimize security or even to prioritize it. Over time, cyberattacks have become more imaginative and severe. For many years, cybersecurity specialists felt that the best way to "do security" was to create a safe environment using perimeter defense tools such as firewalls and VPNs and other techniques to encrypt and protect information inside this environment. This approach has been largely unsuccessful, especially with the rise of cloud services, the need for mobile access, and the confluence of IT and OT.

Zero Trust: The market is moving toward a better way to be secure in an unsecure world: create end-to-end trust in an environment that assumes there is no trust. A leading industry analyst describes zero trust networking as a concept "for secure networking connectivity where the initial security posture has no implicit trust between the different entities, regardless of whether they are inside or outside the enterprise perimeter." In such an environment, it is essential to identify the device and user, assume that the network is untrusted, and ensure that users and devices are communicating only with intended servers and applications. We believe our core technology, the patented BlackRidge TAC, is an integral part of our solution for establishing trust on a connection-by-connection basis in untrusted network environments.
BlackRidge's Solution: In April 2018, we released version 4.1 of our software product, which extends our patented First Packet Authentication to endpoint devices. This new capability, combined with the U.S. Department of Defense (DoD) certification of our gateway product in June, means that we now offer an end-to-end trust capability for today's network environments.
Customer Reaction to Version 4.1: Although BlackRidge released a commodity hardware-based product in 2017, it became obvious that to be successful in today's rapidly evolving threat environment we needed a software-only solution to establish end-to-end trust, including for cloud environments. Once version 4.1 was available, customers, prospective customers and partners who were familiar with our hardware-based product immediately began trials. As a result, during the fourth quarter of 2018, we completed seven trials and closed four sales.
We also completed testing with several major partners and resellers. We expect the balance of our fourth quarter trials to convert to revenue in 2019, and we have 10 to 15 additional new trials planned for the first half of 2019. In addition, we continue to work with the DoD on several projects, with trials expected during the first half of 2019. We expect that these projects will move to proposals and potential contracts during 2019.
In the past quarter, we established a formal channel partner program and we are recruiting and onboarding resellers as we move to a full channel go-to-market model. Channel partners are enthusiastic, and they will expand our market reach both domestically and internationally. During 2018 BlackRidge signed six new commercial channel partners and resellers. We expect to sign an additional six to 10 in the first half of 2019. These channel partners will take over the pre-sales and post-sales support function for many customers during the second half of the year.
BlackRidge and Cisco: Cisco became interested in the BlackRidge TAC capability in 2018, and the first integration extending Cisco security controls to cloud environments was demonstrated at Cisco Live, the company's largest trade show. Since then, we have become a Cisco Preferred Solution Partner and have been listed in the online Cisco Marketplace, and we are recruiting Cisco resellers to sell our integration solution to their customers. In 2019, we expect to make further announcements concerning our Cisco relationship, focusing on additional product integrations for specific use cases. Revenue from Cisco channel partners is expected to develop in the second half of 2019.

BlackRidge and the Cloud: We have developed a cloud security use case that allows Cisco customers to extend their identity-based security controls to the cloud. The first demonstration was at Cisco Live 2018, using an Amazon cloud solution. We will be making further announcements during 2019 regarding additional cloud security capabilities. The Amazon cloud solution is in evaluation with a major government cloud user, and we expect this agency to begin trials in the first half of 2019.
BlackRidge and IIoT Security: Last year, we brought on two new key executives: Michael Murray, to head our Industrial Internet of Things (IIoT) and cyber-physical business, and John Walsh, our chief strategy and technology officer for the IIoT and government businesses. The IIoT and critical infrastructure sectors have shown significant interest in BlackRidge due to our ability to extend identity-based security controls from the network edge to the cloud, and our ability to protect brownfield environments with legacy devices. BlackRidge has developed a TAC-ID device that can insert identity for legacy devices at the network edge, thus creating a chain of trust from devices such as industrial controllers, power generators and medical devices to the cloud. Our device currently works with anything using TCP/IP, and in the future we expect that our device will also convert legacy control protocols to TCP/IP. The initial device and its capabilities for securing IIoT and critical infrastructure were announced this week and are being demonstrated at CES 2019 in the IoT Infrastructure Pavilion.
In the first quarter of 2019 we expect to announce partnerships in the IIoT space that will bring our products to a variety of industry suppliers, and with a major device manufacturer that will embed our TAC Identity endpoint software into its devices.
2019 Outlook: We expect 2019 to be a good year for the company and its shareholders. Feedback from our commercial trials is positive, and we have received initial orders as a result. Our channel partners are enthusiastic and are expanding our market reach. Our OEM partners are working on multiple implementations of the BlackRidge product, and we expect these existing relationships and revenues to grow and new solutions and partners to be announced in the next few quarters. After years of work with the DoD and other government agencies and our inclusion on the DoD Approved Products List, we are under consideration for a variety of DoD programs and we expect to see bookings for them during the first half of 2019.
We are growing the company and carefully utilizing our capital as we bring new products to market and refine our go-to-market strategy. Our technology has gained clear market acceptance and we have exciting new partnerships which we believe will grow our business in 2019.
As mentioned, at CES 2019 in Las Vegas on January 8-11, 2019, BlackRidge Technology management will demonstrate new capabilities for protecting IoT and industrial control systems in booth 2421 within the IoT Infrastructure Pavilion. We are seeing tremendous opportunity for BlackRidge's existing and new products to be announced soon.

Thank you to our shareholders for your continued support and we wish you a happy and prosperous 2019.
Sincerely,

Bob Graham

Bob Graham, Chairman, Chief Executive Officer & President
BlackRidge Technology
5390 Kietzke Lane, Suite 104
Reno, Nevada 89511

About BlackRidge Technology
BlackRidge Technology enables our customers and partners to deliver more secure and resilient business services in today's rapidly evolving cyber threat environments. The BlackRidge adaptive cyber defense solution authenticates identity before allowing network connections to proactively isolate cloud services, protect servers and IoT devices, and segment networks. Our patented technology authenticates user or device identity and enforces security policy on the first packet of network sessions. This new level of real-time protection blocks or redirects unidentified and unauthorized traffic to stop port scanning, cyber-attacks and unauthorized access. BlackRidge was founded in 2010 to commercialize its military grade and patented network security technologies. For more information, visit www.blackridge.us.

Cautionary Note Regarding Forward-Looking Statements
Statements made in this release include "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results (including the results of our corporate initiatives as described in this press release) to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Reports on Form 10-K, as may be supplemented or amended by our Quarterly Report on Form 10-Q and other public filings with the Securities and Exchange Commission (the "SEC"), which can be found on the SEC's website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Media Contact:	Investor Relations Contact:
LANE, a Finn Partners Company	MZ North America
Lisa Heathman +1-503-546-7871	Chris Tyson +1-949-491-8235
BlackRidge@finnpartners.com	BRTI@mzgroup.us